UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

LENDINGTREE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Stockholder Engagement Spring 2021

2 2 Forward Looking Statements Forward Looking Statements Certain statements in this presentation may be considered to be “forward - looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 , as amended by the Private Securities Litigation Reform Act of 1995 . Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team . Factors currently known to management that could cause actual results to differ materially from those in forward - looking statements include the following : uncertainty regarding the duration and scope of the coronavirus referred to as COVID - 19 pandemic ; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity ; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity ; the pace of recovery when the COVID - 19 pandemic subsides ; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates ; default rates on loans, particularly unsecured loans ; demand by investors for unsecured personal loans ; the effect of such demand on interest rates for personal loans and consumer demand for personal loans ; seasonality of results ; potential liabilities to secondary market purchasers ; changes in the Company's relationships with network lenders, including dependence on certain key network lenders ; breaches of network security or the misappropriation or misuse of personal consumer information ; failure to provide competitive service ; failure to maintain brand recognition ; ability to attract and retain consumers in a cost - effective manner ; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations ; accounting rules related to contingent consideration and excess tax benefits or expenses on stock - based compensation that could materially affect earnings in future periods ; ability to develop new products and services and enhance existing ones ; competition ; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses ; failure of network lenders or other affiliated parties to comply with regulatory requirements ; failure to maintain the integrity of systems and infrastructure ; liabilities as a result of privacy regulations ; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights ; and changes in management . These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10 - K for the period ended December 31 , 2020 and in our other filings with the Securities and Exchange Commission . LendingTree undertakes no obligation to update or revise forward - looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations . Non - GAAP Financial Measures This presentation includes unaudited non - GAAP financial measures, including Adjusted EBITDA , and the ratios based on these financial measures . We present non - GAAP measures herein because our management believes that such information provides useful information about our operating performance . Non - GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies . The presentation of non - GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP . See the Appendix for a reconciliation of non - GAAP financial measures to the comparable GAAP measures . Industry Data This presentation also contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources . Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third - party forecasts and management’s estimates and assumptions about our markets and our internal research . While we are not aware of any misstatements regarding our market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors .

LendingTree at a Glance

Who We Are

LendingTree is the nation's **leading online marketplace** that connects consumers with the choices that help them be confident in their financial decisions.

LendingTree **empowers consumers to shop for financial services** the same way they would shop for airline tickets or hotel stays, comparing multiple offers from a **nationwide network of over 800 partners** in one simple search, and can choose the option that best fits their financial needs.

Unparalleled Brand with Strong Network Effects

$2.5bn+
Lifetime Brand Investment

800+
Strategic Relationships with Top Tier Providers

$30bn+
Annual Loan Originations Facilitated(1)

Note: Figures are as of 4Q 2020.
1) Based on provider-reported funding data and internal estimates.

3

Industry's Most Comprehensive Offering

Digital Marketplace Enabling Consumers and Providers to Shop for Each Other



Free Credit Scores
Tools & Resources
Ratings & Reviews
Consumers
Access to Multiple Offers
lendingtree
Efficient Customer Acquisition at Scale
Mortgage Lenders
P2P Lenders
Small Business Lenders
OPEN
Retail Banks
Insurance Carriers
Auto Lenders
Credit Card Issuers
Student Loan Lenders
Providers
Highly Targeted, Predictable Volume
Clicks, Calls and Data Referrals
Real-Time Reporting & Analytics

4

5 Strong Long - Term Performance 24% Revenue CAGR (4) $124mm LTM Adj. EBITDA (2)(3) $0.9bn LTM Revenue (2) 1) Reflects total stockholder return (“TSR”) for the period 12/31/2015 to 12/31/2020 and does not reflect 2021 performance. TSR is calculated assuming dividend reinvestment . 2) As of Q4 2020. 3) Adjusted EBITDA is a non - GAAP metric. See appendix for reconciliation. 4) CAGR from 2016 - 2020. Considerable TSR O utperformance Over the L ast 5 Y ears (1) +212% +82% Consistent, P rofitable G rowth at S cale TREE S&P 400 -100% 0% 100% 200% 300% 400% 500% Jan-16 Jul-16 Dec-16 Jun-17 Dec-17 Jun-18 Dec-18 Jun-19 Dec-19 Jun-20 Dec-20 +177% Nasdaq Composite

6 Amendment to Stock Plan Share Increase • 600,000 share increase to the number of shares authorized for issuance under the p lan , a net increase of 141,528 shares after factoring in the cancellation of the 458,472 shares under the 2017 Inducement Grant Plan that was terminated in Apr. 2021 Primary Use of Requested Shares • No new long - term incentives will be granted to the CEO • Based on current estimates, we expect that over 75% of shares awarded as long - term incentives will be awarded to employees other than current NEOs Plan Duration • This increase is intended to manage our equity grant requirements for approximately the next two years Burn Rate • Our three - year average annual gross burn rate for fiscal years 2018 - 2020 was 2.92% , placing us near the median of our peer group Additional shares are required in order to continue to make grants to attract , retain and incentivize our employees 2021 Enhancements to Align With Stockholder Interests • Minimum vesting period of one year that applies to all awards, other than for awards of up to 5% of the share pool • Express prohibitions on payment of dividends on unvested awards • Robust stock ownership guidelines to cover our CEO (6x base salary ) and our other NEOs (1.5x - 3 x base salary) • Robust clawback policy covering the cash and equity incentive compensation paid to our executive officers

7 Historical Burn Rate in Line with Peers 3 - Yr. Avg. Annual Shares Granted as % of Total Shares Outstanding (1) TREE Peer Group Total Gross Burn Rate Peers 1 – 9 2.95% – 7.23 % TREE 2018 – 2020 Avg. 2.92% Peers 11 – 19 0.69% – 2.81% Peer 75th Percentile 4.17% Peer Median 2.88% Peer 25th Percentile 1.78% TREE Percentile Rank TREE 2018 – 2020 Avg. 51P 1) Represents shares granted during the latest 3 years available. • LendingTree’s 2018 - 2020 average gross burn rate of 2.92% is aligned with the median of our peer group , which includes consumer - facing, technology - enabled internet companies that have similar business models and with which we compete for talent o This is despite the fact that LendingTree’s 2020 burn rate includes our CEO’s front - load grant that was made in Dec. 2020, which covers the entirety of his long - term incentive grants through Dec. 31, 2023 Our A verage G ross B urn R ate for 2018 - 2020 A pproximates the P eer G roup M edian

8 Our CEO’s New Employment Agreement Strongly A ligned with Stockholder Interests In Nov. 2020, the Company entered into a new employment agreement with Douglas Lebda , securing his continued leadership as our Chairman & CEO through Dec. 31, 2023 In connection with his new employment agreement, our Founder & CEO Mr . Lebda was granted – in Dec. 2020 – stock option awards that are highly performance - based and aligned with stockholder interests: • 30 % have a 25% premium exercise price • 70% ( a) have a 25% premium exercise price and (b) are only earned if there is future achievement of stock price increases between 81% and 191% above the share price on the date of grant • These awards reflect the entirety of our CEO's long - term incentive compensation through the end of fiscal 2023 – meaning that our CEO will not receive any additional long - term incentive awards in 2021, 2022 or 2023 – and are viewed by the Company as compensation for fiscal years 2021 - 2023 Front - load equity grant is 100% at - risk , and the employment agreement does not include any guaranteed equity for its duration No new long - term incentives will be granted to our CEO through 2023 Subject to several rigorous performance hurdles Awards that are earned do not fully vest for six years and have a two - year holding requirement on the net after - tax shares following exercise CEO’s salary will not increase in fiscal 2021 - 2023 based on the terms of his new employment agreement

9 Base Salary ~8% Actual Bonus ~10% Options ~40% Performance Options ~41% Overview of Compensation Program CEO Fiscal 2020 – Total Direct Compensation (1) 92% “At - Risk”  Stock ownership guidelines cover our CEO (6x base salary) and our other NEOs (1.5x - 3x base salary)  Clawback policy covering the cash and equity incentive compensation paid to our executive officers  Minimum vesting period of one year for all equity awards, subject to limited exceptions  Expressly prohibit payment of dividends on unvested equity awards  Tie the majority of NEO compensation over time to equity awards, the ultimate value of which is driven by our overall performance and valuation  Significant portion of CEO pay is “at risk” and only earned through the achievement of challenging performance hurdles Executive Compensation Highlights 1) Excludes the performance options granted to our CEO in December 2020 pursuant to his new employment agreement, which are viewed by the Company as compensation for fiscal 2021 – 2023 New New New New

10 We Request Your Support The Board A sks That You Vote FOR A ll Proposals at the 2021 Annual Meeting Proposal 1 FOR Election of Each of the Eight Director Nominees  Proposal 2 FOR Approval of the Employee Stock Purchase Plan  Proposal 3 FOR Approval of an Amendment and Restatement of the Stock and Annual Incentive Plan  Proposal 4 FOR Ratification of Selection of PricewaterhouseCoopers LLP as Registered Public Accounting Firm 

11 Appendix

12 Non - GAAP Adjusted EBITDA Margin Annual Reconciliation Twelve Months Ended December 31, 2016 December 31, 2017 December 31, 2018 December 31, 2019 December 31, 2020 (in millions, except percentages) Net income from continuing operations $ 31 $ 19 $ 109 $ 39 $ (22) Net income from continuing operations % of revenue 8% 3% 14% 4% (2)% Adjustments to reconcile adjusted EBITDA: Amortization of intangibles 1 13 23 55 53 Depreciation 5 7 7 11 14 Severance - - 2 1 - Loss (gain) on impairments and disposal of assets 1 1 2 (1) 1 Non - cash compensation 10 23 44 52 54 Contribution to LendingTree Foundation - 10 - - 1 Change in fair value of contingent consideration - 24 11 28 6 Acquisition expense 1 2 6 - 2 Litigation settlements and contingencies - 1 - - (1) Interest expense, net 1 7 12 20 36 Rental depreciation and amortization of intangibles - 1 1 - - Income tax (benefit) expense 20 6 (66) (8) (20) Adjusted EBITDA $ 70 $ 115 $ 153 $ 198 $ 124 Adjusted EBITDA % of revenue 18% 19% 20% 18% 14%